Exhibit (h)(5)

TCW INVESTMENT MANAGEMENT COMPANY LLC

865 SOUTH FIGUEROA STREET, SUITE 1800

LOS ANGELES, CALIFORNIA 90017

(213) 244-0000 TELEPHONE

January 1, 2019

The Board of Directors of TCW Funds, Inc.

TCW Funds, Inc.

865 South Figueroa Street

Los Angeles, California 90017

Re: Expense Limitations

Ladies and Gentlemen:

TCW Investment Management Company LLC (“Adviser”), investment adviser to the following TCW Funds agrees to the following expense limitations with respect to such TCW Funds:

US Equity Funds
TCW Artificial Intelligence Equity Fund
I Class Shares	0.90%
N Class Shares	1.00%
TCW Global Real Estate Fund
I Class Shares	1.00%
N Class Shares	1.15%
TCW New America Premier Equities Fund
I Class Shares	0.80%
N Class Shares	1.00%
TCW Relative Value Dividend Appreciation Fund
I Class Shares	0.73%
N Class Shares	0.95%
TCW Relative Value Large Cap Fund
I Class Shares	0.72%
N Class Shares	0.95%
TCW Relative Value Mid Cap Fund
I Class Shares	0.90%
N Class Shares	1.00%
TCW Select Equities Fund
I Class Shares	0.80%
N Class Shares	1.00%

US Fixed Income Funds
TCW Core Fixed Income Fund
I Class Shares	0.49%
N Class Shares	0.73%
TCW Enhanced Commodity Strategy Fund
I Class Shares	0.70%
N Class Shares	0.75%
TCW Global Bond Fund
I Class Shares	0.60%
N Class Shares	0.70%
TCW High Yield Bond Fund

I Class Shares	0.55%
N Class Shares	0.80%
TCW Short Term Bond Fund
I Class Shares	0.44%
TCW Total Return Bond Fund
I Class Shares	0.49%
N Class Shares	0.79%

International Funds
TCW Developing Markets Equity Fund
I Class Shares	1.25%
N Class Shares	1.25%
TCW Emerging Markets Local Currency Income Fund
I Class Shares	0.85%
N Class Shares	0.90%
TCW Emerging Markets Multi-Asset Opportunities Fund
I Class Shares	1.00%
N Class Shares	1.20%
TCW International Small Cap Fund
I Class Shares	1.00%
N Class Shares	1.20%

Allocation Funds
TCW Conservative Allocation Fund
I Class Shares	0.85%
N Class Shares	0.85%

The Adviser agrees that in the event the overall operating expenses of the Class I or Class N shares of a fund listed above exceed the stated expense limit on an annualized basis, the Adviser shall reimburse the class or classes of such fund in respect of such shares for the difference. Each expense limitation does not include any expenses attributable to interest, brokerage, extraordinary expenses and acquired fund fees and expenses, if any.

This expense limitation shall commence on January 1,2019, and continue to March 1, 2020, and before that date, the investment advisor may not terminate this arrangement without prior approval of the Board of Directors of TCW Funds, Inc.

The Adviser may, at its sole discretion, extend or modify the expense limitation at the conclusion of that period.

Very truly yours,

/s/ David S. DeVito
David S. DeVito
Executive Vice President and Chief Operating Officer